UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2004

Principal Life Insurance Company,
on behalf of Principal Life Income Fundings Trust 2

(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation or organization)

(Commission File Number)

42-0127290
(I.R.S. Employer Identification Number)

711 High Street
Des Moines, Iowa 50392-0001
(515) 247-5111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5. Other Events.

On May 3, 2004, a payment was made to the holders of the notes issued by the Principal Life Income Fundings Trust 2 (the “Trust”). Specific information with respect to the payment is filed as Exhibit 99.1 hereto. No other reportable transactions or matters have occurred during the current reporting period.

The Trust’s assets consist of a Funding Agreement issued by Principal Life Insurance Company (“Principal Life”) and a Guarantee issued by Principal Financial Group, Inc. (“PFG”), which fully and unconditionally guarantees the payment obligations of Principal Life under the Funding Agreement. PFG is subject to the informational requirements of the Securities Act of 1934, and in accordance with those requirements files periodic and current reports and other information (including financial information) with the Securities and Exchange Commission (“SEC”). You can read and copy any reports or other information PFG files at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of PFG’s documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. PFG’s filings are available to the public from commercial document retrieval services or over the internet at http://www/sec/gov.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Indenture Trustee’s report in respect of the May 3, 2004 payment to holders of the notes issued by the Principal Life Income Fundings Trust 2

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL LIFE INSURANCE COMPANY (Registrant)
Date: May 14, 2004	By:	/s/ KAREN A. PEARSTON
		Name:	Karen A. Pearston
		Title:	Second Vice President and Counsel

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EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Indenture Trustee’s report in respect of the May 3, 2004 payment to holders of the notes issued by the Principal Life Income Fundings Trust 2.

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